UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/23/2007

ASG Consolidated LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123636

Delaware	20-1741364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2025 First Avenue, Suite 900
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 374-1515
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

ASG Consolidated LLC today announced that it has extended its pending solicitation of consents to obtain approval of an amendment to the reporting and certification covenants under the indenture governing the its 11 1/2% Senior Discount Notes due 2011 as more fully set forth in the press release attached hereto as Exhibit 99.1.

This current report on Form 8-K contains statements intended as "forward-looking statements", which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Neither the furnishing of any press release as an exhibit to this report nor the inclusion in such press release of a reference to American Seafoods' Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this report. The information available at American Seafoods' Internet address is not part of this report or any other report furnished or filed by the registrant with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

(d) Press Release dated February 23, 2007 issued by ASG Consolidated LLC is attached hereto as Exhibit 99.1

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: February 23, 2007	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer